UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2019

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd., Suite 100 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Arnaud Ajdler and James Chadwick from the Board

On December 12, 2019, each of Arnaud Ajdler and James Chadwick retired from the Board of Directors (the “Board”) of Stewart Information Services Corporation (the “Company”). Neither Mr. Ajdler’s or Mr. Chadwick’s retirement from the was the result of any dispute or disagreement between Messrs. Ajdler or Chadwick and the Company.

Appointment of Karen R. Pallotta and Manolo Sanchez to the Board

On December 12, 2019, the Board of Directors (the “Board”) of Stewart Information Services Corporation (the “Company”) appointed each of Karen R. Pallotta and Manolo Sanchez to the Board.

Neither Ms. Pallotta nor Mr. Sanchez has been appointed to serve on any committee of the Board at this time. As of the date of their appointment, neither of Ms. Pallotta and Mr. Sanchez has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. Upon their appointment to the Board, each of Ms. Pallotta and Mr. Sanchez’s annual compensation and retainer fees will be consistent with that provided to the Company’s other non-management directors.

On December 17, 2019, the Company issued a press release announcing the appointments of Ms. Pallotta and Mr. Sanchez to the Board as well as the retirement of Messrs. Ajdler and Chadwick. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release issued by the Company on December 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ David C. Hisey
David C. Hisey, Chief Financial Officer, Secretary, Treasurer

Date: December 17, 2019